EXHIBIT 23.2
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Fab Industries, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-8 filed August 11, 1997, the Registration Statement on Form S-8 filed June 28, 1993, the Registration Statement on Form S-3 filed January 31, 1992 and the Registration Statement on Form S-8 filed June 9, 1989 of our report dated February 15, 2002, except for Note 16, as to which the date is March 1, 2002, relating to the consolidated financial statements and schedule of Fab Industries, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 1, 2001.

We also consent to the reference to us under the caption experts in the Prospectus forming a part of such Registration Statements.

/s/ BDO Seidman, LLP

New York, New York
March 1, 2002